                                                      EXHIBIT (n)(2)(i)



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders of
 Van Kampen Senior Floating Rate Fund:

We consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus.



/s/ KPMG LLP

Chicago, Illinois

October 15, 2002